EXHIBIT 10.4

Non-Employee Director Restricted Stock Agreement
☐ Recipient’s Copy
☐ Company’s Copy

FTI CONSULTING, INC. NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

To                     :

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (this “Award”) of                      restricted shares (the “Award Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), under the FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. The effective date of grant will be                     , 2         (the “Grant Date”), subject to your promptly signing and returning a copy of this agreement (the “Agreement”) to the Company and delivering to the Company a stock power, endorsed in blank, with respect to the Award Shares.

This Agreement evidences the Award of the Award Shares. The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan and the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated Effective April 27, 2005, as further amended from time to time (the “LTIP”). By executing this Agreement, you acknowledge that you have received a copy of the Plan, the Supplemental Prospectus for the Plan, as amended from time to time (the “Supplemental Prospectus”), the LTIP and the Prospectus for the LTIP, as amended from time to time (the “LTIP Prospectus”). You may request additional copies of the Plan, the Supplemental Prospectus, the LTIP or the LTIP Prospectus by contacting the Secretary of the Company at FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401 (Phone: (410) 224-8770). You also may request from the Secretary of the Company copies of the other documents that make up a part of the LTIP Prospectus (described more fully at the end of the LTIP Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally. This Agreement and the Award are made in consideration of your service as a member of the Board of Directors of the Company.

1. Terminology; Conflicts. The Glossary at the end of this Agreement includes definitions of capitalized words used in this Agreement. Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any defined term in this Agreement, the Plan or the LTIP, the provisions of, first, the Plan, second, the LTIP, and lastly, this Agreement, will control in that order of priority.

2. Terms and Conditions of this Award. The following terms and conditions will apply:

(a) Vesting. All of the Award Shares are nonvested, nontransferable and forfeitable as of the Grant Date. The Award Shares will vest and become transferable and no longer subject to risk of forfeiture as to one-twelfth (1/12th) of the Award Shares three months after the Grant Date, and as to an additional one-twelfth (1/12th) on such date every third month thereafter through the three-year anniversary of the Grant Date, provided that you are a Non-Employee Director on the applicable vesting date.

(b) Acceleration of Vesting. All outstanding Award Shares will become fully vested, transferable and nonforfeitable upon the earliest of:

i.	the occurrence of a Change in Control (such vesting will be deemed to occur immediately before such Change in Control),

ii.	your death, or

iii.	your Disability.

(c) Termination Date. All Award Shares that are unvested as of your Termination Date, subject to the acceleration of vesting provisions herein, shall be forfeited to the Company for no consideration on such Termination Date.

3. Restrictions on Transfer. You may not sell, assign, transfer, pledge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any unvested Award Shares, and unvested Award Shares may not be subject to execution, attachment or similar process. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

4. Stock Certificates.

(a) Unvested Shares. You are reflected as the owner of record of the Award Shares on the Company’s books. The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable, and any share certificates (or electronic delivery) representing such unvested shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. You must deliver to the Company, as soon as practicable after the Grant Date, a stock power, endorsed in blank, with respect to the Award Shares. If you forfeit any Award Shares, the stock power will be used to return the certificates for the forfeited Award Shares to the Company’s transfer agent for cancellation.

(b) Vested Shares. As soon as practicable after the Award Shares vest, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased at the time that a delivery of share certificates is to be made, the certificates will be delivered to your executor, administrator, or personal representative.

(c) Legends. Any share certificates delivered or Award Shares delivered electronically will, unless the Award Shares are registered and such registration is in effect, or an exemption from registration is available, under applicable federal and state law, bear a legend (or electronic notation) restricting transferability of such Award Shares.

(d) Postponement of Delivery. The Company may postpone the issuance and delivery of any Award Shares for so long as the Company determines to be necessary or advisable to satisfy the following:

i.	the completion or amendment of any registration of the Award Shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; and

ii.	compliance with any requests for representations.

5. Taxation.

(a) Tax Withholding. Since you are not an employee of the Company or any Affiliate, the Company is not required to, and the Company will not, deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required to be paid by you as a result of the grant or vesting of the Award Shares in whole or in part. You expressly acknowledge that you are solely responsible for the payment of any such federal, state, local or foreign taxes, and you may not rely on the Company for any assistance with regard to withholding or paying such taxes.

(b) Tax Election. You are advised to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. Any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its respective officers, directors or employees for tax or legal advice regarding this Award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this Award or have voluntarily and knowingly foregone such consultation.

6. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable will, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split. Adjustments under this Section 6 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Award Shares will result from any such adjustments.

(b) Binding Nature of Agreement. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or other similar event, except as otherwise determined by the Committee. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

7. Non-Guarantee of Service Relationship. Nothing in the Plan, the LTIP or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain you as a member of the Board of Directors for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your removal from the Board of Directors in accordance with the By-Law provisions in effect at the relevant time, whether or not such removal results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

8. Rights as Stockholder. As the owner of record of Award Shares, you are entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and the right to receive cash dividends or other distributions declared or paid with respect to nonvested and forfeitable Award Shares, but excluding the right to freely transfer the Award Shares until they become vested. All cash dividends and any other distributions paid with respect to nonvested Award Shares will be paid directly to you on the applicable dividend payment dates.

9. The Company’s Rights. The existence of the Award Shares does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its subsidiaries, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Entire Agreement. This Agreement, inclusive of the Plan and the LTIP incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Award Shares. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Award Shares are superseded by this Agreement and are void and ineffective for all purposes.

11. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan and the LTIP. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan or the LTIP, as applicable, will govern.

12. Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Committee, except as provided in the Plan, the LTIP or in any other written document signed by you and the Company.

13. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award or the Award Shares will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

14. Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

15. Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

{The Glossary follows on the next page.}

GLOSSARY

(a) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships), as determined by the Committee.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company.

(c) “Change in Control” means (1) the acquisition (other than from the Company) in one or more transactions by any Person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.

(d) “Committee” means the “Plan Administrator” as defined under the Plan.

(e) “Company” means FTI Consulting, Inc., a Maryland corporation.

(f) “Disability” means the inability to perform services on the Board by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination as to whether and when you are totally and permanently disabled will be final and binding on all parties concerned.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(h) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.

(i) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.

(j) “Termination Date” means the date on which you cease to serve as a member of the Board.

(k) “You”; “Your”. You means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{The signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer this      day of                     , 20    .

FTI CONSULTING, INC.

By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

WITNESS	AWARD RECIPIENT

Date:

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                     , hereby sells, assigns and transfers unto FTI Consulting, Inc., a Maryland corporation (the “Company”), or its successor,                      shares of common stock, par value $.01 per share, of the Company standing in my name on the books of the Company and its transfer agent, and hereby irrevocably constitutes and appoints                      and                     , or any one of them, as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Dated: